                                                                    (Exhibit 12)

                           INTERNATIONAL PAPER COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in millions)
                                   (Unaudited)
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

                                                          For the Years Ended December 31,

                  TITLE                          1993         1994          1995          1996           1997
------------------------------------------  -----------   -----------   -----------   ------------   -----------
A) Earnings (loss) before income taxes,
        minority interest and
        accounting changes                    $  538.0      $  715.0      $2,028.0      $   802.0      $    16.0

B) Less:  Minority interest expense, net of
          taxes                                  (36.0)        (47.0)       (156.0)        (169.0)        (129.0)


C)  Add:  Fixed charges excluding
          capitalized interest                    365.3         412.3         605.9          672.4         686.6

D)  Add:  Amortization of previously
          capitalized interest                     12.2          12.8          13.0           17.8          20.0

E) Less:  Equity in undistributed
          earnings of affiliates                 (25.9)        (49.1)        (94.5)            6.2         (40.4)
                                            -----------   -----------   -----------   ------------   -----------

F)  Earnings (loss) before income taxes,
      minority interest, accounting
      changes and fixed charges              $   853.6     $ 1,044.0     $ 2,396.4     $  1,329.4        $ 553.2
                                            -----------   -----------   -----------   ------------   -----------
                                            -----------   -----------   -----------   ------------   -----------
Fixed Charges

G) Interest and amortization of debt expense  $   334.5     $   371.0     $   542.3     $    582.8      $  593.0

H) Interest factor attributable to rentals         30.8          41.3          53.0           66.0          70.0

I)  Preferred dividends of subsidiary                                          10.6           23.6          23.6

J)  Capitalized interest                           12.2          18.0          58.0           66.7          61.9
                                            -----------   -----------   -----------   ------------   -----------

K)  Total fixed charges                       $   377.5     $   430.3     $   663.9     $    739.1     $   748.5
                                            -----------   -----------   -----------   ------------   -----------
                                            -----------   -----------   -----------   ------------   -----------
L)  Ratio of earnings to fixed charges             2.26          2.43          3.61           1.80
                                            -----------   -----------   -----------   ------------
                                            -----------   -----------   -----------   ------------

M) Deficiency in earnings necessary
         to cover fixed charges                                                                      $     195.3
                                                                                                     -----------
                                                                                                     -----------
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

                                                                       Six Months Ended
                                                                           June 30,
                  TITLE                                               1997            1998
------------------------------------------                        ----------   -----------

A) Earnings (loss) before income taxes,
        minority interest and accounting
        changes                                                    $ (449.0)     $  281.0

B) Less:  Minority interest expense, net of
          taxes                                                       (63.0)        (36.0)


C)  Add:  Fixed charges excluding
          capitalized interest                                         329.8         341.0

D)  Add:  Amortization of previously
          capitalized interest                                           9.8          10.3

E) Less:  Equity in undistributed
          earnings of affiliates                                       (7.1)          11.8
                                                                  ----------   -----------

F)  Earnings (loss) before income taxes,
      minority interest, accounting
      changes and fixed charges                                     $(179.5)     $   608.1
                                                                  ----------   -----------
                                                                  ----------   -----------

Fixed Charges

G) Interest and amortization of debt expense                        $  288.0     $   300.0

H) Interest factor attributable to rentals                              30.0          29.2

I)  Preferred dividends of subsidiary                                   11.8          11.8

J)  Capitalized interest                                                33.8          24.1
                                                                  ----------   -----------
K)  Total fixed charges                                          $     363.6 $       365.1
                                                                  ----------   -----------
L)  Ratio of earnings to fixed charges                                                1.67
                                                                               -----------
                                                                               -----------
M)  Deficiency in earnings necessary
       to cover fixed charges                                    $     543.1
                                                                  ----------
                                                                  ----------
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